UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 9, 2009
SeraCare Life Sciences, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other Jurisdiction of Incorporation)	1-34105 (Commission File Number)	33-0056054 (IRS Employer Identification Number)

37 Birch Street, Milford, Massachusetts (Address of Principal Executive Offices)	01757 (Zip Code)
(Registrant’s telephone number, including area code): (508) 244-6400
Not applicable

(Former Name or Former Address, If Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Election of Directors.
Effective April 9, 2009, the Board of Directors (the “Board”) of SeraCare Life Sciences, Inc. (the “Company”) increased the number of directors on the Board by one to a total of six and appointed Harold S. Blue as a new member of the Board, to fill the vacancy and serve until the next election of directors. The Board also appointed Mr. Blue to serve as a member of the Board’s Audit Committee and Compensation Committee. As a member of the Board, Mr. Blue will receive compensation for his services as a director pursuant to the Company’s 2009 Director Compensation Program, as amended by the Board on March 27, 2009, as determined by the Compensation Committee.
Item 8.01. Other Events.
On April 14, 2009, the Company issued a press release announcing the addition Harold S. Blue as a new member of the Board, as described under Item 5.02 Election of Directors above. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(D) Exhibits.

Exhibit Number	Description

99.1	Press Release issued by SeraCare Life Sciences, Inc. dated April 14, 2009

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 14, 2009

SERACARE LIFE SCIENCES, INC.
By:	/s/ Gregory A. Gould
	Name:	Gregory A. Gould
	Title:	Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by SeraCare Life Sciences, Inc. dated April 14, 2009